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                                                                     EXHIBIT 5.1


                                                                     houston
                                                                washington, d.c.
                                                                     austin
                                                                   san antonio
                                                                     dallas
                                                                    new york
 telephone:               FULBRIGHT & JAWORSKI L.L.P.              los angeles
713/651-5151      A Registered Limited Liability Partnership       minneapolis
 facsimile:                1301 McKinney, Suite 5100                 london
713/651-5246               Houston, Texas 77010-3095                hong kong



January 7, 2002

Tesoro Petroleum Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999

Ladies and Gentlemen:

      We have acted as counsel to Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), and the subsidiaries listed on Schedule I hereto (collectively, the "Guarantors") in connection with the execution and delivery by the Company and the Guarantors of the Indenture dated as of November 6, 2001 (the "Indenture"), among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"), and the issuance thereunder of $215,000,000 principal amount of the Company's 9 5/8% Senior Subordinated Notes due 2008, Series B (the "Series B Notes") in exchange for an equivalent principal amount of its outstanding 9 5/8% Senior Subordinated Notes due 2008 (the "Original Notes"). The terms of the offer to exchange the Series B Notes for the Original Notes (the "Exchange Offer") are described in the Registration Statement on Form S-4, Registration No. 333-75056, as amended, filed by the Company with the Securities and Exchange Commission (the "Registration Statement") for the registration of the Series B Notes under the Securities Act of 1933. The guarantees of the Guarantors with respect to the Series B Notes are collectively referred to herein as the "Guarantees" and each a "Guarantee".

      In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Series B Notes and Guarantees have been duly authorized for issuance and, when the Registration Statement has become effective under the 1933 Act and the Series B Notes and the Guarantees have been duly executed and authorized in accordance with the Indenture and the Series B Notes have been issued and sold in exchange for the Original
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Tesoro Petroleum Corporation
January 7, 2002
Page 2


Notes as contemplated by the Registration Statement and in accordance with the Exchange Offer, the Series B Notes will constitute valid and legally binding obligations of the Company and each Guaranty will constitute a valid and legally binding obligation of its respective Guarantor, subject to (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief or
(ii) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion.

      This opinion is expressly limited by, subject to and based upon the assumptions, exceptions, limitations and qualifications set forth below:

            A. We express no opinion as to the legality, validity, enforceability or binding effect of provisions relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

            B. This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

       The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the States of New York, Texas and California and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. To the extent that any of the Guarantors are incorporated under the laws of another jurisdiction, we have assumed the following: (i) that such Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation; (ii) that each of the Indenture and the Guarantees have been duly authorized by it, the Indenture has been duly executed by it and it has full corporate power and authority to enter into each of such agreements; and (iii) no consent, approval, authorization or order of any court or governmental agency or body of its state of incorporation is required of it for the consummation of the transactions contemplated by the Indenture or Guarantees.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                       Very truly yours,

                                       /s/ FULBRIGHT & JAWORSKI L.L.P.
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                                   SCHEDULE I

Digicomp, Inc., a Delaware corporation

Far East Maritime Company, a Delaware corporation

Gold Star Maritime Company, a Delaware corporation

Kenai Pipe Line Company, a Delaware corporation

Smiley's Super Service, Inc., a Hawaii corporation

Tesoro Alaska Company, a Delaware corporation

Tesoro Alaska Pipeline Company, a Delaware corporation

Tesoro Aviation Company, a Delaware corporation

Tesoro Financial Services Holding Company, a Delaware corporation

Tesoro Gas Resources Company, Inc., a Delaware corporation

Tesoro Hawaii Corporation, a Hawaii corporation

Tesoro High Plains Pipeline Company, a Delaware corporation

Tesoro Marine Services Holding Company, a Delaware corporation

Tesoro Marine Services, LLC, a Delaware limited liability company

Tesoro Maritime Company, a Delaware corporation

Tesoro Maritime Company, a Delaware corporation

Tesoro Northstore Company, an Alaska corporation

Tesoro Petroleum Companies, Inc., a Delaware corporation

Tesoro Refining and Marketing Company, a Delaware corporation

Tesoro South Pacific Petroleum Company, a California corporation

Tesoro Technology Company, a Delaware corporation

Tesoro Vostock Company, a Delaware corporation

Tesoro Finance Company, a Delaware corporation